UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 28, 2006

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands		NA
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On September 28, 2006, Glenn H. Hutchins, one of our directors, formally notified the Board that he will not stand for re-election at the Company’s 2006 Annual General Meeting to be held on October 26, 2006. Mr. Hutchins’ decision not to stand for re-election was not the result of any disagreement with the Company.

In a letter to Mr. Stephen J. Luczo, the Chairman of the Company’s Board of Directors, Mr. Hutchins, who is affiliated with Silver Lake Partners, noted that Silver Lake has substantially reduced its ownership in the Company over time and currently holds less than 5% of the outstanding common shares of Seagate. Mr. Hutchins further noted that, with Silver Lake’s reduced ownership interest in Seagate in mind, Silver Lake felt that it ought to reallocate certain of its executive resources to other endeavors and that he had therefore decided to not stand for re-election. James A. Davidson, another of our directors who is affiliated with Silver Lake Partners, remains a member of our Board. The text of Mr. Hutchins’ letter to Mr. Luczo is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Letter, dated September 28, 2006, from Glenn H. Hutchins to Stephen J. Luczo, the Chairman of the Company’s Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: October 3, 2006	By:	/s/ William L. Hudson
	Name:	William L. Hudson
	Title:	Executive Vice President,
General Counsel and Corporate Secretary